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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Chordiant Software, Inc. of our report dated January 18, 2000, except for note 14 which is as of January 31, 2001, relating to the financial statements of Chordiant Software, Inc, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
February 1, 2001